UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 17, 2019

CATHAY GENERAL BANCORP
(Exact name of registrant as specified in its charter)

Delaware	001-31830	95-4274680
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 North Broadway, Los Angeles, California    90012

              (Address of principal executive offices)        (Zip Code)

Registrant’s telephone number, including area code: (213) 625-4700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	CATY	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

At a regularly scheduled board meeting held on October 17, 2019, the board of directors of Cathay Bank, a subsidiary of Cathay General Bancorp (the “Corporation”), appointed Chang M. Liu as President of Cathay Bank, effective as of October 17, 2019. Mr. Liu also will continue as the Chief Operating Officer of Cathay Bank, and has been elected as a board member of Cathay Bank, effective October 17, 2019.

Mr. Liu, in his role as President and Chief Operating Officer of Cathay Bank, shall have responsibility for the general management and control of the business, day to day operations and affairs of Cathay Bank and the general supervision of all officers of Cathay Bank (other than the executive officers who are under the supervision of the Chief Executive Officer). Mr. Liu shall have such other powers and duties as are usually vested in a president and chief operating officer or as may be from time to time prescribed by Cathay Bank’s board of directors or its bylaws.

Mr. Liu, age 52, joined Cathay Bank in 2014 as Senior Vice President and Assistant Chief Lending Officer. He was promoted to increasingly higher-level positions and in 2016, became Executive Vice President and Chief Lending Officer of Cathay Bank. On February 1, 2019, Mr. Liu was appointed the Executive Vice President and Chief Operating Officer of Cathay Bank. Prior to joining Cathay Bank, Mr. Liu was Executive Vice President and Chief Lending Officer at Banc of California (formerly known as Pacific Trust Bank) from 2011 to March of 2014. Mr. Liu has 29 years of banking experience.

Mr. Liu will continue to receive an annual base salary of $380,000, and he will be entitled to participate in the Corporation’s cash bonus and equity incentive plans. Mr. Liu’s appointments as President/COO and a director of Cathay Bank did not result in a change in the composition of the directors and officers of the Corporation. There is no arrangement or understanding with any person (other than directors or officers of Cathay Bank acting solely in their capacities as such) pursuant to which Mr. Liu was appointed as President/COO and a director of Cathay Bank. There are no family relationships between Mr. Liu and any director or executive officer of Cathay Bank or the Corporation, and Mr. Liu is not a party to any transaction requiring disclosure under Item 404(a) of Regulation S-K.

Pin Tai continues to serve as the Chief Executive Officer and a director of the Corporation and Cathay Bank in accordance with the terms of his employment agreement, which was previously disclosed in a Form 8-K filed by the Corporation on June 20, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 17, 2019

CATHAY GENERAL BANCORP

By:	/s/ Heng W. Chen
Heng W. Chen
Executive Vice President and Chief Financial Officer